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                                                                      Exhibit 21

                            Castle Energy Corporation
                       Listing of Parent and Subsidiaries
                              As of January 2, 2004

                                                                                                          Company's
                                                 Relationship                                             Ownership
                   Entity                         To Company                   Business                  Percentage
---------------------------------------------- ----------------- ------------------------------------- ---------------
Parent:
   Castle Energy Corporation                   Parent            Holding company                             N/A

Refining:
   Indian Oil Company                          Subsidiary        Inactive                                   100%

   Indian Refining I. L.P. ("IRLP")            Subsidiary-       Inactive                                   100%
                                               Limited
                                               Partnership

   Indian Refining & Marketing I Inc.          Subsidiary        General Partner of IRLP - inactive         100%

   Castle Texas Production L.P.                Subsidiary -      Oil and Gas Production - inactive          100%
                                               Limited
                                               Partnership

   Castle Exploration Company, Inc.            Subsidiary        Oil and gas development, drilling          100%

Passive Investment:
   CEC, Inc.                                   Subsidiary        Passive activities                         100%